Exhibit 10.1

As Supplemented, May 28, 2008

GENESEE & WYOMING INC.

AMENDED AND RESTATED

2004 OMNIBUS INCENTIVE PLAN

Original Plan Effective May 12, 2004

Amended and Restated Plan Effective May 30, 2007

ARTICLE 1

PURPOSE AND TERM OF PLAN

Section 1.1 Purpose. The purpose of the Plan is to provide motivation to selected Employees, Directors and Consultants to put forth their efforts toward the continued growth, profitability, and success of the Company by providing incentives to such Employees, Directors and Consultants through the ownership and performance of Common Stock.

Section 1.2 Term. The Plan was initially approved by the Board on April 2, 2004, and became effective on May 12, 2004, the date of the approval by G&W’s stockholders at the 2004 Annual Meeting of the Stockholders. The Plan was amended by the Board on March 30, 2007 to increase the maximum number of shares of Common Stock available for grant of Awards under the Plan by 2,000,000, from 1,687,500 shares to 3,687,500 shares. This amendment will become effective upon the date of the approval by G&W’s stockholders at the 2007 Annual Meeting of the Stockholders. If stockholder approval of the amendment is not obtained at the 2007 Annual Meeting of the Stockholders, the Plan as initially approved in May 2004 will remain in full force and effect.

Section 1.3 Successor Plan. This Plan shall serve as the successor to the Genesee & Wyoming Inc. 1996 Stock Option Plan, the Genesee & Wyoming Inc. Stock Option Plan for Outside Directors and the Genesee & Wyoming Deferred Stock Plan for Non-Employee Directors (the “Predecessor Plans”), and no further awards shall be made under the Predecessor Plans from and after the effective date of this Plan. All outstanding awards under the Predecessor Plans immediately prior to the effective date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as outstanding awards under this Plan; provided, however, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such award and interpreted under the terms of the respective Predecessor Plan, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or the obligations of the holders of such awards. Any shares of Common Stock reserved for issuance under the Predecessor Plans in excess of the number of shares as to which awards have been awarded thereunder, plus any such shares as to which awards granted under the Predecessor Plans may lapse, expire, terminate or be cancelled, shall be deemed available for issuance or reissuance under Section 6.1 of the Plan.

ARTICLE 2

DEFINITIONS

In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

Section 2.1 “Award” means any form of stock option, stock appreciation right, Stock Award, Restricted Stock Unit, performance unit, Performance Award, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

Section 2.2 “Award Notice” means the document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion.

Section 2.3 “Board” means the Board of Directors of G&W.

Section 2.4 “CEO” means the Chief Executive Officer of G&W.

Section 2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.

Section 2.6 “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code.

Section 2.7 “Common Stock” means the Class A Common Stock, par value $.01 per share, of G&W.

Section 2.8 “Company” means G&W and its Subsidiaries.

Section 2.9 “Consultants” means the consultants, advisors and independent contractors retained by the Company.

Section 2.10 “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

Section 2.11 “Director” means a non-Employee member of the Board.

Section 2.12 “Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

Section 2.13 “Employee” means any person employed by the Company on a full or part-time basis.

Section 2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

Section 2.15 “Fair Market Value” means the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price regular way on such date (or, if no sale takes place on such date, the last reported sale price regular way on the next preceding date on which such sale took place), as reported by such exchange. If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the closing price (the last reported sale price regular way) of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), if the closing price of the Common Stock is then reported by NASDAQ. If the Common Stock closing price is not then reported by NASDAQ, then Fair Market Value shall be the mean between the representative closing bid and closing asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ. If the Common Stock bid and asked prices are not then reported by NASDAQ, then Fair Market Value shall be the quote furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by G&W for that purpose. If no member of the National Association of Securities Dealers, Inc. then furnishes quotes with respect to the Common Stock, then Fair Market Value shall be the value determined by the Committee in good faith.

Section 2.16 “G&W” means Genesee & Wyoming Inc.

Section 2.17 “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (b) increase a Performance Award above the maximum amount payable under Section 6.3 of the Plan.

Section 2.18 “Participant” means either an Employee, Director or Consultant to whom an Award has been granted under the Plan.

Section 2.19 “Performance Awards” means the Stock Awards and performance units granted pursuant to Article 7. Performance Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 2.20 “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: (a) economic value added models; (b) operating ratio, (c) cost reduction (or limits on cost increases), (d) debt to capitalization, (e) debt to equity, (f) earnings, (g) earnings before interest and taxes, (h) earnings before interest, taxes, depreciation and amortization, (i) earnings before interest, taxes, depreciation, amortization and operating leases, (j) earnings per share, (k) net income, (l) operating income, (m) increase in total revenue, (n) net sales, (o) return on assets, (p) return on capital employed, (q) return on equity, (r) return on stockholders’ equity, (s) gross margin, (t) net profit, (u) operating profits, (v) profits before tax, (w) ratio of operating earnings to capital spending, (x) free cash flow, (y) return on assets, (z) equity or stockholders’ equity, (aa) Common Stock price per share, (ab) the number of reported injuries, derailments or other accidents, as defined and required by the Federal Railroad Administration (or such successor entity thereto) in absolute numbers or in the ratio thereof to miles of track, employees, hours worked or other similar measurements, (ac) attainment of strategic or operational initiatives, or (ad) any combination of the foregoing, which, in each case, may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof.

Section 2.21 “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

Section 2.22 “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Any Performance Goal shall be established in a manner such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. For any Performance Period, the Committee is authorized at any time during the initial time period permitted by Section 162(m) of the Code, or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

Section 2.23 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

Section 2.24 “Plan” means this 2004 Omnibus Incentive Plan, as amended from time to time.

Section 2.25 “Restricted Stock Unit Award” means an Award granted pursuant to Article 11 in the form of a right to receive shares of Common Stock on a future date.

Section 2.26 “Stock Award” means an award granted pursuant to Article 10 in the form of shares of Common Stock, restricted shares of Common Stock, and/or units of Common Stock.

Section 2.27 “Subsidiary” means a corporation or other business entity in which G&W directly or indirectly has an ownership interest of 20 percent or more, except that with respect to incentive stock options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

ARTICLE 3

ELIGIBILITY

Section 3.1 In General. Subject to Section 3.2 and Article 4, all Employees, Directors and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees, Directors and Consultants.

Section 3.2 Incentive Stock Options. Only Employees shall be eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code).

ARTICLE 4

PLAN ADMINISTRATION

Section 4.1 Responsibility. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

Section 4.2 Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(a) determine eligibility for participation in the Plan;

(b) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, performance criteria, confidentiality and non-competition;

(c) interpret the Plan;

(d) construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan;

(e) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

(g) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h) promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, Disability, Retirement, termination from the Company or breach of agreement by the Participant, or in the event of a change of control of G&W;

(i) accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company;

(j) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan’s purpose;

(k) subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;

(l) establish and administer the Performance Goals and certify whether, and to what extent, they have been attained;

(m) determine the terms and provisions of any agreements entered into hereunder;

(n) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(o) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

Section 4.3 Option Repricing. Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the G&W’s stockholders. For purposes of the Plan, the term “reprice” shall mean the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Plan by amendment, cancellation or substitution.

Section 4.4 Section 162(m) of the Code. With regards to Awards issued to Covered Employees that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Plan shall, for all purposes, be interpreted and construed with respect to such Awards in the manner that would result in such interpretation or construction satisfying the exemptions available under Section 162(m) of the Code.

Section 4.5 Action by the Committee. Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.

Section 4.6 Allocation and Delegation of Authority. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code, may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5

FORM OF AWARDS

Section 5.1 In General. Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article 7, stock options pursuant to Article 8, stock appreciation rights pursuant to Article 9, Stock Awards pursuant to Article 10, Restricted Stock Unit Awards pursuant to Article 11, performance units pursuant to Article 12, any form established by the Committee pursuant to Section 4.2(j), or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Notice for such Award. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Section 5.2 Foreign Jurisdictions.

(a) Special Terms. In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“Special Terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Section 6.3; (b) increase the number of available shares under Section 6.1; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act.

(b) Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

ARTICLE 6

SHARES SUBJECT TO PLAN

Section 6.1 Available Shares. The maximum number of shares of Common Stock which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 3,687,500 (plus any shares of Common Stock which are or become available under Section 1.3, which shares shall also be available for grant of Awards under the Plan); provided, however, that no more than 843,750 shares of such maximum number of shares of Common Stock may be used for Awards other than stock options or stock appreciation rights. Such amount shall be subject to adjustment as provided in Section 6.2. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Common Stock to G&W (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

Section 6.2 Adjustment Upon Certain Events. In the event that there is, with respect to G&W, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to G&W’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable under Section 6.3, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall the Award of any Participant that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code be adjusted pursuant to this Section 6.2 to the extent such adjustment would cause such Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 6.3 Maximum Award Payable. Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is 1,012,500 shares of Common Stock or, in the event the Award is paid in cash, $2,000,000.

ARTICLE 7

PERFORMANCE AWARDS

Section 7.1 Purpose. For purposes of Performance Awards issued to Employees, Directors and Consultants which are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Article 10, Article 11 and Article 12. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 10, the Restricted Stock Unit Awards authorized under Article 11 and the performance units under Article 12 as “performance-based compensation” under Section 162(m) of the Code. The provisions of this Article 7 shall control over any contrary provision contained in Article 10, Article 11 or Article 12.

Section 7.2 Eligibility. For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code, which Employees, Directors and Consultants will be Participants for such period. However, designation of an Employee, Director or Consultant as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7. Moreover, designation of an Employee, Director or Consultant as a Participant for a particular Performance Period shall not require designation of such Employee, Director or Consultant as a Participant in any subsequent Performance Period and designation of one Employee, Director or Consultant as a Participant shall not require designation of any other Employee, Director or Consultant as a Participant in such period or in any other period.

Section 7.3 Discretion of Committee with Respect to Performance Awards. The Committee shall have the authority to determine which Covered Employees or other Employees, Directors or Consultants shall be Participants of a Performance Award. With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company or any one or more subunits thereof and the Performance

Formula. For each Performance Period, with regards to the Performance Awards to be issued for such period, the Committee will, within the initial period allowed under Section 162(m) of the Code, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

Section 7.4 Payment of Performance Awards.

(a) Condition to Receipt of Performance Award. Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b) Limitation. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(c) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d) Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(e) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).

ARTICLE 8

STOCK OPTIONS

Section 8.1 In General. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. All Awards under the Plan issued to Covered Employees in the form of non-qualified stock options shall qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 8.2 Terms and Conditions of Stock Options. An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than 100 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option’s grant. In addition, the term of a stock option may not exceed ten years.

Section 8.3 Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Section 8.4 Exercise. Upon exercise, the option price of a stock option may be paid in cash, or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Stock options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the option’s exercise. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the exercise price of a stock option using shares of Common Stock if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act and (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Company under generally accepted accounting principles that the Committee reasonably determines is adverse to the Company.

ARTICLE 9

STOCK APPRECIATION RIGHTS

Section 9.1 In General. Awards may be granted in the form of stock appreciation rights (“SARs”). SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise. The “exercise price” for a particular SAR shall be defined in the Award Notice for that SAR. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. All Awards under the Plan issued to Covered Employees in the form of a SAR shall qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 9.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR’s grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than ten years from the Effective Date of the SAR’s grant.

Section 9.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100 percent of the Fair Market Value of the Common Stock on the Effective Date of the Freestanding SAR’s grant. Moreover, all Freestanding SARs shall expire not later than ten years from the Effective Date of the Freestanding SAR’s grant.

Section 9.4 Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

Section 9.5 Payment. Unless otherwise provided in an Award Notice, an SAR may be paid in cash, Common Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

ARTICLE 10

STOCK AWARDS

Section 10.1 Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

Section 10.2 Performance Criteria. For Stock Awards conditioned, restricted and/or limited based on performance criteria, the length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

Section 10.3 Rights as Stockholders. During the period in which any restricted shares of Common Stock are subject to any restrictions, the Committee may, in its sole discretion, deny a Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

Section 10.4 Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

ARTICLE 11

RESTRICTED STOCK UNIT AWARDS

Section 11.1 Grants. Awards may be granted in the form of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

Section 11.2 Rights as Stockholders. Until the shares of Common Stock to be received upon the vesting of such Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such shares.

Section 11.3 Evidence of Award. A Restricted Stock Unit Award granted under the Plan may be recorded on the books and records of G&W in such manner as the Committee deems appropriate.

ARTICLE 12

PERFORMANCE UNITS

Section 12.1 Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to units valued by reference to designated criteria established by the Committee, other than Common Stock.

Section 12.2 Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

ARTICLE 13

PAYMENT OF AWARDS

Section 13.1 Payment. Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

Section 13.2 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to G&W, shares of Common Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Common Stock if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act and (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company under generally accepted accounting principles.

ARTICLE 14

DIVIDEND AND DIVIDEND EQUIVALENTS

If an Award is granted in the form of a Stock Award or stock option, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards, be credited as additional Stock Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

ARTICLE 15

DEFERRAL OF AWARDS

At the discretion of the Committee, payment of any Award; salary or bonus compensation; or Company board compensation; dividend or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, or invested by the Company, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

ARTICLE 16

MISCELLANEOUS

Section 16.1 Nonassignability. Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

Section 16.2 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, G&W shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which G&W shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which G&W shall, in its sole discretion, determine to be necessary or advisable.

Section 16.3 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company. The Company reserves the right to terminate the employment or other service of a Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Director or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.

Section 16.4 Amendment/Termination. The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of G&W if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of G&W are listed. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.

Section 16.5 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

Section 16.6 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

Section 16.7 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

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